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                                                                EXHIBIT 5.1


                        [Quarles & Brady LLP Letterhead]

                                                                October 23, 2000

Plexus Corp.
55 Jewelers Park Drive
P.O. Box 156
Neenah WI 54956

Gentlemen and Ladies:

         We are providing this opinion in connection with the Registration Statement of Plexus Corp., a Wisconsin corporation ("Plexus"), on Form S-4 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed issuance of up to 2,000,000 shares of Plexus Common Stock, $0.01 par value (the "Shares"), in connection with certain possible future business combination transactions (the "Transactions"; singularly a "Transaction") pursuant to Rule 415(a)(1)(viii) under the Act.

         We have examined: (i) Plexus's Articles of Incorporation and Bylaws, as amended to date; (ii) the Registration Statement, including the form of Prospectus (subject to completion) contained therein; (iii) corporate proceedings of Plexus, to date, relating to the proposed issuance of the Shares;
(iv) the Agreement and Plan of Merger dated as of September 29, 2000 among Plexus, e2E Corporation and Casey Jones Corp. (the "e2E Merger Agreement"); and
(v) such other documents as we have deemed necessary in order to render this opinion.

         Based on the foregoing, it is our opinion that:

         1. Plexus is a corporation validly existing under the laws of the State of Wisconsin.


         2. When (a) the Registration Statement and any post-effective amendment thereto required by General Instruction H to Form S-4 shall have become effective under the Act, or the information necessary in connection with any Transaction is furnished in a prospectus supplement in compliance with such General Instruction H, (b) any necessary further corporate proceedings shall have been taken in connection with the Transactions covered by the Registration Statement, as the same may be amended, (c) the parties shall have received any necessary regulatory approvals required to consummate the Transactions and issue the Shares relating thereto, and all other conditions precedent to such issuance shall have been satisfied or, where permissible, waived,
              (d) the Transactions shall have been duly consummated in accordance with the terms of the definitive agreements relating thereto and applicable laws, and (e) up to 2,000,000 Shares have been duly issued








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Plexus Corp.
October 23, 2000
Page 3

              in accordance with the provisions of such agreements, such Shares will be validly issued, fully paid and non-assessable by Plexus, subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case. Although Section 180.0622(2)(b) provides that such personal liability of shareholders shall be "to an amount equal to the par value of shares owned by them respectively, and to the consideration for which their shares without par value was issued," the Wisconsin Supreme Court, by a split decision without a written opinion, has affirmed a judgment holding shareholders of a corporation liable under the substantially identical predecessor statute in effect prior to January 1, 1991 (Section 180.40(6)) for unpaid employee wages to an amount equal to the consideration for which their par value shares were issued rather than the shares' lower stated par value. Local 257 of Hotel and Restaurant Employees and Bartenders International Union v. Wilson Street East Dinner Playhouse, Inc., 126 Wis. 2d 284, 375 N.W.2d 664 (1985) (affirming the 1983 decision of the Circuit Court for Dane County, Wisconsin, in Case No. 82-CV-0023). That decision was subsequently overturned on other grounds.

              We further note that the issuance of shares to the shareholders of e2E Corporation pursuant to the e2E Agreement has received the corporate approvals contemplated by clause (b) above in this paragraph.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Prospectus. As noted therein, attorneys in our firm who are providing services with respect to the Registration Statement owned an aggregate of 1,000 shares of Common Stock on October 1, 2000. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,


                                              QUARLES & BRADY LLP